UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2015

Hawker Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	98-0511130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

326 S. Pacific Coast Highway, Suite 102 Redondo Beach, CA	90277
(Address of principal executive offices)	(Zip Code)

(310) 316-3623
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

To the extent required by Item 1.01 of Form 8-K, the information contained in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 3.03.

MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 31, 2015, Hawker Energy, Inc. (“Hawker”, “we”, “us” or “our”) issued to Darren Katic, the Chief Executive Officer and a Director of Hawker (“Katic”), an Amended and Restated Convertible Promissory Note (the “Note”) in the amount of Five Hundred Eighty Seven Thousand Fifty Three Dollars and 00/100 ($587,053.00), which bears simple interest at the rate of 12.0% per annum, pursuant to the terms of the Note.  The Note includes $378,800 in loan advances previously made to us by Katic, capitalization of accrued interest as of July 31, 2015 of $28,253, capitalization of an unpaid bonus of $120,000 accrued at August 31, 2014 and capitalization of an unpaid bonus of $60,000 accrued at February 28, 2015.  Interest on the Note began as of August 1, 2015.  The unpaid principal and accrued interest on the Note shall be payable in full on September 1, 2018 (the “Maturity Date”).  The Maturity Date will accelerate upon Katic no longer being our Chief Executive Officer other than as a result of Katic’s voluntary resignation without good reason.

$407,053 of the principal amount of the Note, together with any interest accrued thereon, is convertible at any time at the option of Katic into Units at a conversion price of $0.10 per Unit, subject to adjustment as described below (“Conversion Price”).  $180,000 of the principal amount, together with any interest accrued thereon, is convertible at the Maturity Date at the option of Katic into Units at the Conversion Price.  Each “Unit” consists of one share of our Common Stock and a warrant to purchase one-half share of our Common Stock.  Each warrant, if issued, has an exercise price of $0.25 per each whole share of our Common Stock (subject to customary adjustments for stock dividends, stock splits, reorganizations and similar transactions) and an exercise period of three years from the date of issuance.

The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reorganizations and similar transactions.  In addition, subject to certain customary exceptions, if at any time while the Note is outstanding, we issue shares of our Common Stock at a price less than $0.10 per share (a “Lower Sale Price”), the Conversion Price shall automatically be adjusted to equal the Lower Sale Price.

The foregoing summary of the Note is qualified in its entirety by the text of the Note, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 5.03.

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On September 2, 2015, we filed a Certificate of Change pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 with the Secretary of State of Nevada to effect a reverse stock split of our Common Stock, and the proportional decrease of our authorized shares of Common Stock at a ratio of one-for-ten (1-for-10) (the “Reverse Split”). The Reverse Split was authorized by our Board of Directors pursuant to Section 78.207 of the NRS on August 28, 2015 and, pursuant to the Certificate of Change, shall become effective as of September 12, 2015.

Under Nevada law, because the Reverse Split was approved by our Board of Directors in accordance with NRS Section 78.207, no stockholder approval is required. NRS Section 78.207 provides that we may effect the Reverse Split without stockholder approval if (x) both the number of authorized shares of Common Stock and the number of outstanding shares of Common Stock are proportionally reduced as a result of the Reverse Split, (y) the Reverse Split does not adversely affect any other class of stock and (z) we do not pay money or issue scrip to stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Split. As described herein, we have complied with these requirements.

Each stockholder’s percentage ownership in Hawker and proportional voting power were unchanged by the Reverse Split, with the exception of minor changes and adjustments resulting from rounding up of fractional interests. No fractional shares of our Common Stock were issued in connection with the Reverse Split, and any stockholders entitled to receive a fractional post-split share received one (1) whole post-split share. The description contained herein of the Reverse Split is qualified in its entirety by reference to the Certificate of Change, a copy of which is attached to this report as Exhibit 3.1 hereto and incorporated herein by reference.

Prior to the Reverse Split, we were authorized to issue 750,000,000 shares of Common Stock. As a result of the Reverse Split, our number of authorized shares of Common Stock has been reduced to 75,000,000 shares. The Reverse Split will not have any effect on the stated par value of the Common Stock.

The Reverse Split did not affect our authorized preferred stock of 50,000,000 shares.

All options, warrants and convertible securities of Hawker outstanding immediately prior to the Reverse Split will be appropriately adjusted by dividing the number of shares of Common Stock into which the options, warrants and convertible securities are exercisable or convertible by ten and multiplying the exercise or conversion price thereof by ten, as a result of the Reverse Split.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibits

Description

3.1

Certificate of Change pursuant to NRS 78.209, filed with the Nevada Secretary of State on September 2, 2015.

10.1

Amended and Restated Convertible Promissory Note, dated August 31, 2015, by Hawker Energy, Inc. in favor of Darren Katic.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hawker Energy, Inc.

Dated:	September 2, 2015

By:	/s/ Darren Katic
Darren Katic
Chief Executive Officer